                               PROXY STATEMENT
                           PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                           HECLA MINING COMPANY
               (Name of Registrant as Specified in Its Charter)

                          MICHAEL B. WHITE, SECRETARY
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):   N/A
[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
       14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[   ]  $500 per Each Party to the Controversy Pursuant to Exchange Act Rule
       14a-6(i)(3).
[   ]  Fee Computed on Table Below Per Exchange Act Rules 14a-6(i)(4)
       and 0-11.

  (1)  Title of Each Class of Securities to Which Transaction Applies:

  (2)  Aggregate Number of Securities to Which Transaction Applies:

  (3) Per Unit Price or Other Underlying Value of Transaction Computed Pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed Maximum Aggregate Value of Transaction:

  (5)  Total fee paid:

[   ]  Fee Paid Previously with Preliminary Materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)    Amount Previously Paid:

   (2)    Form, Schedule, or Registration Statement No:

   (3)    Filing Party:

   (4)    Date Filed:

                                                     March 26, 1997


Dear Shareholder:


     You are cordially invited to attend the Annual Meeting of Shareholders of Hecla Mining Company, which will be held at the corporate offices, located at 6500 Mineral Drive in Coeur d'Alene, Idaho, on Friday, May 9, 1997, at 10 a.m., Pacific Daylight Time.

     The Annual Meeting will involve the election of three directors and the selection of auditors for 1997. In addition, reports of the Corporation's operations and other matters of interest will be made at the meeting. For information with respect to these matters, please refer to the Notice of Meeting and Proxy Statement which are enclosed. Your Board of Directors respectfully recommends that you vote to elect the directors nominated and vote to approve the auditors.

     It is important that your shares be represented at the meeting whether or not you are personally able to attend. You are therefore urged to complete, date and sign the accompanying proxy and mail it in the enclosed postage-paid envelope as promptly as possible.

     Thank you for your cooperation.

                                   Sincerely,


                                   /s/ Arthur Brown
                                   -------------------------------
                                   Arthur Brown
                                   Chairman, President and
                                   Chief Executive Officer

                        HECLA MINING COMPANY
                         6500 Mineral Drive
                  Coeur d'Alene, Idaho 83814-8788

                         _________________

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           to be held on
                            May 9, 1997


To the Shareholders of
HECLA MINING COMPANY:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hecla Mining Company (the "Corporation") will be held at the corporate offices located at 6500 Mineral Drive in the City of Coeur d'Alene, State of Idaho, on Friday, May 9, 1997, at 10 a.m., Pacific Daylight Time, for the following purposes:

          (1) To elect three members of the Board of Directors of the Corporation to serve for three-year terms or until their respective successors are elected and have qualified;

          (2) To consider and vote upon the selection of Coopers & Lybrand L.L.P. as independent auditors of the Corporation for the fiscal year ending December 31, 1997; and

          (3) To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     The close of business on March 17, 1997, has been fixed as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof. The stock transfer books of the Corporation will not be closed.

                              By Order of the Board of Directors
                              MICHAEL B. WHITE
                              Secretary

March 26, 1997

-------------------------------------------------------------------
     Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy and mail it at once in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will be revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.
-------------------------------------------------------------------

                        HECLA MINING COMPANY
                         6500 Mineral Drive
                  Coeur d'Alene, Idaho 83814-8788
                           (208) 769-4100
                          _______________

                   P R O X Y   S T A T E M E N T
                            Relating to
                   ANNUAL MEETING OF SHAREHOLDERS
                     to be held on May 9, 1997
                          _______________

                            INTRODUCTION

     This  Proxy  Statement  is being  furnished  by  the Board  of
Directors of Hecla Mining Company, a Delaware corporation (the "Corporation"), to holders of shares of the Corporation's Common Stock, par value $0.25 per share (the "Common Stock"), in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Friday, May 9, 1997, and any postponements or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is first being mailed to shareholders on or about March 26, 1997.

                     PURPOSES OF ANNUAL MEETING

ELECTION OF DIRECTORS

     At the Annual Meeting, shareholders entitled to vote (see "Voting at Annual Meeting") will be asked to consider and to take action on the election of three directors to the Corporation's Board of Directors, each to serve for a three-year term. See "Election of Directors."

SELECTION OF INDEPENDENT AUDITORS

     At the Annual Meeting, shareholders also will be asked to consider and to take action on the selection of Coopers & Lybrand L.L.P. as independent auditors of the Corporation for the fiscal year ending December 31, 1997. See "Approval of Auditors."

                      VOTING AT ANNUAL MEETING
GENERAL

     The Board of Directors of the Corporation has fixed the close of business on March 17, 1997, as the record date (the "Record Date") for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were issued and outstanding 55,079,239 shares of Common Stock entitled to vote. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. The holders of record on the Record Date of the shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvotes or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The approval of the independent auditors requires the favorable vote of the holders of a majority of the shares present at the meeting, provided a quorum is present. Any shares which are not voted (whether by abstentions, broker nonvotes or otherwise) will not count toward the required total and will have the same effect as shares voted against such approval.

PROXIES

     Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on any proxy, the shares represented by such proxy will be voted: (1) FOR the election of each of the three nominees for election as directors;
(2)  FOR the approval of the selection of independent auditors; and
(3) in the discretion of the proxy holder as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted at the Annual Meeting by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Corporation or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting will not, in itself, be sufficient to revoke a proxy.

     The Corporation will bear all the costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying material to shareholders. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Corporation, without additional compensation, may solicit proxies personally or by telephone or otherwise. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such activities.

                       ELECTION OF DIRECTORS

     In accordance with the Corporation's Certificate of Incorporation, its Board of Directors is divided into three classes. The terms of office of the directors in each class expire at different times. The terms of Messrs. Arthur Brown, John E. Clute and Joe Coors Jr., will expire at the Annual Meeting of Shareholders in 1997. Messrs. Brown, Clute and Coors have been designated by the Board of Directors of the Corporation as nominees for election as directors of the Corporation each for a three-year term expiring in 2000. The terms of Messrs. Ted Crumley, Charles
L. McAlpine and Jorge E. Ordonez C. will expire in 1998. The terms of Messrs. Leland O. Erdahl and Thomas J. O'Neil will expire in 1999.

     It is intended that the proxies solicited hereby will be voted FOR election of the nominees for directors listed below, unless authority to do so has been withheld. The Board of Directors knows of no reason why any of its nominees will be unable or unwilling to accept election. However, if any nominee becomes unable to accept election, the Board will either reduce the number of directors to be elected or select substitute nominees submitted by the Directors Nominating Committee of the Board of Directors. If substitute nominees are selected, proxies will be voted in favor of such nominees.

NOMINEES

     The  nominees for director for terms which will expire in 2000 are as follows:
                                                                   Year First
                                                         Age at      Became
Principal Occupation and Other Directorships           May 9, 1997  Director
--------------------------------------------           -----------  --------

ARTHUR BROWN.  Chairman of the Board of Directors
of the  Corporation since June 1987;  also, Chief
Executive  Officer of  the Corporation  since May
1987;   President   of   the   Corporation  since
May 1986;   Chief   Operating   Officer   of  the
Corporation from May 1986 to May  1987; Executive
Vice President  of the Corporation  from May 1985
to May 1986; held various positions as an officer
of the Corporation  since 1980;  employed by  the
Corporation   since   1967;   Director,     AMCOL
International  Corporation  (an  American  indus-
trial minerals company); Director, CalMat  Co. (a
construction materials supply company); Director,
Idaho Independent Bank; Director, Southern Africa
Minerals Corporation (a Canadian mining company)  . . . .  56         1983

JOHN E. CLUTE.   Dean, Gonzaga University  School
of Law since August 1991;  Senior Vice President,
Human  Resources and  General  Counsel  of  Boise
Cascade Corporation  (manufacturer of  paper  and
forest products), 1982 to 1991; employed by Boise
Cascade Corporation in  various other  capacities
commencing March 1965; Director, The Jundt Growth
Fund,  Inc.; Director,  Jundt Funds,  Inc. (Jundt
U.S. Emerging Growth  Fund and Jundt  Opportunity
Fund); Director, Skillnet Corporation (computer-
ized employment and personnel services) . . . . . . . . .  62         1981

JOE  COORS  JR.   Chairman  of  the Board,  Coors
Ceramics Company since 1985; Chairman,  Air Force
Memorial Foundation; President and  Director, ACX
Technologies, Inc.;  Trustee, Colorado School of
Mines   . . . . . . . . . . . . . . . . . . . . . . . . .  55         1990

REMAINING DIRECTORS

     The remaining directors whose present terms of office will continue after the meeting and will expire in 1998 are as follows:

                                                                   Year First
                                                         Age at      Became
Principal Occupation and Other Directorships           May 9, 1997  Director
--------------------------------------------           -----------  --------

CHARLES  L.  McALPINE.   President  of Arimathaea
Resources   Inc.   (Canadian   gold   exploration
company)   from  December  1982   to  June  1992;
President  of  Campbell  Chibougamau  Mines  Ltd.
(Canadian copper-gold mining  company) from  1969
to  1979;    Director,  First   Tiffany  Resource
Corporation; Director, Holmer Gold Mines Limited;
Director, Goldstake Explorations, Inc.; Director,
Postec Systems, Inc.. . . . . . . . . . . . . . . . . . .  63         1989

JORGE E.  ORDONEZ C.   Director, Altos  Hornos de
Mexico,   S.A.   de   C.V.;    Director,   Minera
Carbonifera   Rio   Escondido,   S.A.   de  C.V.;
Director, Grupo Acerero del Norte, S.A.  de C.V.;
Director, Fischer-Watt Gold Co., Inc.; President,
Minera Montoro S.A. de C.V.; President and Chief
Executive Officer, Ordonez Profesional S.C. . . . . . . .  57         1994

TED  CRUMLEY.   Senior Vice  President and  Chief
Financial Officer  of Boise  Cascade  Corporation
(manufacturer of paper and forest products), 1994
to  present; Vice  President  and  Controller  of
Boise  Cascade Corporation,  1990 to  1994; other
positions held at Boise Cascade  Corporation from
1972  to  1990;  Director,  Boise Cascade Office
Products Corporation, 1995 to present . . . . . . . . . .  52         1995

      The remaining directors whose present terms of office will continue after the meeting and will expire in 1999 are as follows:

                                                                   Year First
                                                         Age at      Became
Principal Occupation and Other Directorships           May 9, 1997  Director
--------------------------------------------           -----------  --------

LELAND O. ERDAHL.  Consultant  from November 1984
to  July  1987 and  from  January  1992 to  1995;
President  of Stolar, Inc.  (geologic imaging and
radio communications) from  July 1987 to  January
1992;    President    of   Albuquerque    Uranium
Corporation from November 1987 to 1992; President
and   Chief   Executive   Officer   of   Ranchers
Exploration    and     Development    Corporation
("Ranchers")  from July  1983 to  July 1984; held
various positions as an officer of Ranchers since
1970;  Trustee,   John  Hancock   Mutual   Funds;
Director, Canyon Resources Corporation; Director,
Original  Sixteen  to  One Mine,  Inc.; Director,
Santa Fe Ingredients Co. Inc.; Director, Santa Fe
Ingredients  Co.  of California, Inc.;  Director,
Uranium Resources Inc.  . . . . . . . . . . . . . . . . .  68         1984

THOMAS  J. O'NEIL.   Executive  Vice  President -
Operations, Cleveland-Cliffs  Inc., since October
1995;  employed by  Cleveland-Cliffs  Inc.  as an
officer  since  November  1991;  employed  as  an
officer  of  certain  operating  subsidiaries  of
Cyprus  Minerals  Corporation  from  October 1987
through  November  1991;  Director  and Chairman,
Lake Superior and Ishpeming Railroad  (subsidiary
of Cleveland-Cliffs Inc.) . . . . . . . . . . . . . . . .  57         1996

            CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS
                    AND COMMITTEES OF THE BOARD

     The Board of Directors met five times during 1996 and each director attended all of such meetings, with the exception of one director who was unable to attend one board meeting. The standing committees of the Board of Directors are the Executive, Audit, Compensation, Directors Nominating and Finance committees.

     The Executive Committee, the members of which are Messrs. Brown (Chairman), Clute, Crumley and Erdahl, met twice in 1996. The Executive Committee is empowered with the same authority as the Board of Directors in the management of the business of the
Corporation, except for certain matters enumerated in the Corporation's By-Laws which are specifically reserved to the full Board of Directors.

     The Audit Committee, the members of which are Messrs. McAlpine (Chairman), Erdahl, O'Neil and Ordonez, met twice in 1996. The Audit Committee's principal functions are to meet with the Corporation's independent auditors to review the financial statements contained in the Annual Report, to review the Corporation's system of internal accounting controls, and to report to the Board of Directors thereon.

     The Compensation Committee, the members of which are Messrs. Clute (Chairman), Coors, Crumley and Erdahl met three times in 1996. The Compensation Committee's principal functions are to make recommendations to the Board of Directors concerning the compensation of executive officers of the Corporation and to administer the Corporation's stock-based plans.

     The Directors Nominating Committee, the members of which are Messrs. Erdahl (Chairman), Clute, McAlpine and Ordonez, met twice in 1996. The Directors Nominating Committee reviews and recommends to the Board of Directors nominees for election as directors at the Annual Meeting of Shareholders and nominees to fill vacancies on the Board of Directors. The Directors Nominating Committee will consider persons recommended by shareholders as nominees for election as directors, which recommendations are submitted in writing to the Secretary of the Corporation and include a statement as to the qualifications and willingness of such persons to serve on the Corporation's Board of Directors.

     The Finance Committee, the members of which are Messrs. Coors (Chairman), Crumley, O'Neil and Ordonez, met twice in 1996. The principal functions of the Finance Committee are to develop and set the Corporation's long-term investment policies and to review the performance of the investment manager of the Corporation's Pension Trusts.


                     COMPENSATION OF DIRECTORS

     The Corporation compensates directors who are not employees of the Corporation for their services in the amount of $1,000 for each directors' meeting attended, a retainer fee of $2,000 per calendar quarter and $800 for attending any meeting of any Committee of the Board.

     In August 1994, the Corporation adopted a new Deferred Compensation Plan for directors which commenced January 1, 1995 (the "1994 Plan"). The prior plans were terminated and all amounts deferred thereunder were rolled over into the 1994 Plan. The 1994 Plan provides that all directors fees and retainers may be deferred; interest is to be credited monthly on all deferred accounts at 1.23 times the Moody's long-term bond rate; distributions may be made at the election of the director on a lump-sum, annual or monthly basis; distributions for unforeseeable financial emergencies are permitted before and after retirement; and a grantor trust is established to receive distributions from the Corporation to provide for the obligations of the Corporation pursuant to the 1994 Plan. Interest accrued in 1996 for the accounts of directors, under the 1994 Plan, amounted to an aggregate of $10,379.

     In March 1995, the Corporation adopted the Hecla Mining Company Stock Plan for Nonemployee Directors (the "Directors Stock Plan"), which became effective following shareholder approval on May 5, 1995, and is subject to termination by the Board of Directors at any time. Pursuant to the Directors Stock Plan, each nonemployee director is credited with 1,000 shares of the Common Stock on May 30 of each year. Nonemployee directors joining the

Board of Directors after May 30 of any year are credited with a pro rata number of shares based upon the date they join the Board. All credited shares are held in a grantor trust, the assets of which are subject to the claims of the Corporation's creditors, until delivered under the Directors Stock Plan. Delivery of the shares from the trust occurs upon the earliest of (i) death or disability;
(ii) retirement from the Board; (iii) a cessation of the director's service for any other reason; or (iv) a Change in Control of the Corporation (as defined). Subject to certain restrictions, directors may elect delivery of the shares on such date or in annual installments thereafter over 5, 10 or 15 years. The shares of Common Stock credited to nonemployee directors pursuant to the Directors Stock Plan may not be sold until at least six months following the date they are credited. The maximum number of shares of Common Stock which may be credited pursuant to the Directors Stock Plan is 120,000. Each nonemployee director of the Corporation was credited with 1,000 shares of Common Stock on May 30, 1996.


                 COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overall Policy
--------------

     Compensation of the Corporation's executive officers rests in the discretion of the Board of Directors, and the Compensation Committee of the Board of Directors is charged with considering specific information and making recommendations to the full Board with respect to compensation matters. The Compensation Committee is currently comprised of four nonemployee directors who are appointed annually by the Corporation's Board of Directors. The Compensation Committee's consideration of and recommendations regarding executive compensation are guided by a number of factors including overall corporate performance and returns to shareholders. The overall objectives of the Corporation's executive compensation package are to attract and to retain the best possible executive talent, to motivate the Corporation's executives to achieve goals consistent with the Corporation's business strategy, to provide an identity between executive and shareholder interests through stock-based plans, and finally to provide a compensation package that recognizes an executive's individual contributions in addition to the Corporation's overall business results.

     The Compensation Committee periodically reviews the Corporation's executive compensation program. The Compensation Committee met three times in 1996 to consider various components of the executive compensation program. In making recommendations concerning executive compensation, the Committee reviews reports published by independent compensation consultants assessing compensation programs and reviews the Corporation's executive compensation, corporate performance, stock price appreciation and total return to shareholders against a peer group of public corporations made up of the Corporation's most direct competitors for executive talent. Because most executive skills and expertise are transferable between industries and business segments, the Compensation Committee believes the Corporation's most direct competitors for executive talent are not limited to those companies included in the peer group established for comparing shareholder returns. Thus, the Corporation's peer group used for compensation analysis includes, but is not limited to, the selected peer group identified in the Performance Graph shown on page _______. The
Compensation Committee's periodic review ensures an ongoing evaluation of the correlation between the Corporation's performance and its executive compensation in the context of and in comparison to the compensation programs of other companies.

     The Compensation Committee recommends to the Board of Directors compensation levels and programs for the Chief Executive Officer and all Vice Presidents, including the individuals whose compensation is detailed in this Proxy Statement. In reviewing individual performance of executives whose compensation is detailed in this Proxy Statement, the Compensation Committee takes into account the views of Mr. Brown, the Corporation's Chief Executive Officer.

     The key elements of the Corporation's executive compensation consist of base salary, annual cash performance payments, and stock-based grants. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Brown, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Corporation to the individual executive, including deferred compensation, pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits, as well as the programs described below. While the Committee takes into consideration all of the performance and other factors set forth below in setting base salaries, the Committee's deliberations for setting base salaries are essentially subjective, and no set quantitative formula determines the base salary level of any of the named executives. The Corporation adopted a performance payment plan in 1994 utilizing a quantitative formula to determine an executive's eligibility for annual performance payments in addition to base salary.

     The Committee analyzed the potential impact on the Company's executive compensation program of Section 162(m) of the Internal Revenue Code and the regulations thereunder, which generally disallows deductions for compensation in excess of $1 million per year to the five most highly compensated executives of a public company. Based upon its analysis, the Committee expects that all of the compensation payable pursuant to its compensation program now in effect will be deductible.

Base Salaries
-------------

     Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies including those in the peer group.

     Annual salary adjustments which are made in May of each year for a 12-month period from June 1 to May 31, are determined by evaluating the performance of the Corporation and of each executive officer, and also taking into account new responsibilities for any particular officer. In the case of executive officers who are responsible for a particular business unit, such unit's financial, operating, cost containment and productivity results are also considered by the Committee. The Compensation Committee, where appropriate, also considers other corporate performance measures, including changes in market share, productivity, cost control, safety, environmental awareness and improvements in relations with customers, suppliers and employees. The Compensation Committee places a premium on business efficiency because certain sectors of the Corporation's businesses do not control the prices at which their products are sold. Base salaries for all executive officers, except Mr. Brown, were increased commencing June 1, 1996, based upon the considerations described above.

     With respect to the base salary set for Mr. Brown in 1996, the Compensation Committee took into account a comparison of base salaries of chief executive officers of the 1996 peer group companies, the Corporation's success in meeting its return on equity goals in 1996, the performance of the Common Stock and the assessment by the Compensation Committee of Mr. Brown's individual performance. Based upon these factors, the Board of Directors did not increase Mr. Brown's salary in 1996.

Annual Performance Payment
--------------------------

     In August 1994, the Corporation adopted a formal short-term performance payment plan based on the recommendation of the Compensation Committee. Under the plan, executive officers (seven in 1996) were eligible for annual cash payments based upon a formula established in the plan covering the calendar year 1996 and generally described below. The plan formula for 1996 includes an overall corporate performance element, a departmental performance element, and an individual performance element. Each of these elements was assigned a percentage weight described below, such that all elements combined total 100%. For 1996, corporate performance, for all executives other than Mr. Brown, was assigned a 50% weight, departmental performance was assigned a 30% weight, and individual performance was assigned a 20% weight. Mr. Brown's performance payment was tied 100% to corporate performance. The Compensation Committee, based upon recommendations from the Corporation's senior management, established targeted performance goals in key areas called "key success factors" for the corporate performance element. For 1996, the key success factors and measures for the corporate performance included gold, silver and industrial minerals production (40%), cash flow after capital expenditures but before financing (20%), profitability after dividends (20%) and relative share price (20%). Departmental factors vary for each department, but include such factors as cost management, internal customer service and production goals for metal and industrial minerals operating divisions. Payments under the plan are determined by the application of a performance formula to these key success factors. At the first quarterly Board meeting after the end of each year, actual performance results are compared against the targeted performance goals as a percentage of targeted goals for the various key success factors. Actual performance must reach at least 90% of the targeted goals to be included in the performance formula. The key success factors and the percentage weights assigned to each of the elements may be altered from year to year at the discretion of the Compensation Committee. The corporate and departmental performance elements are tied to a formula, while the individual performance element is discretionary and not based upon any specific formula. Individual performance payments for all eligible executives other than the Chief Executive Officer are based in significant part upon the recommendations of the Chief Executive Officer. The Compensation Committee reviews and approves individual performance payments for all eligible executives.

     For 1996, the plan provides that no performance payments may be awarded based upon any of the corporate key success factors if the Corporation does not achieve a net profit after dividends. However, payments derived from the departmental and individual performance elements may nevertheless be available pursuant to the plan.

     Although certain of the targeted corporate success factors goals were attained for 1996, because the Corporation did not achieve a net profit after dividends in 1996, no corporate performance based payments were granted for 1996 to any executive. Because Mr. Brown was only eligible for a corporate performance payment for 1996, he received no performance payment. Payments for all executives other than Mr. Brown were awarded for 1996 on the basis of departmental and individual performance. Amounts awarded to the named executive officers are set forth in the Summary Compensation Table under Annual Compensation - Bonus.

Stock-Based Grants
------------------

     The Corporation currently uses two stock-based compensation plans, which are intended to give the Corporation a competitive advantage in attracting, retaining and motivating its officers and key employees and are intended to provide the Corporation with the ability to provide incentives more directly linked to the profitability of the Corporation's business and increases in shareholder value.

     The 1987 Nonstatutory Stock Option Plan was approved by the shareholders in 1987 and provides that stock options may be granted to the Corporation's officers and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The right to grant options under this plan expired in February 1997. Although certain of the previously granted options remain available to exercise, no options were granted under the 1987 plan during 1996. All options previously granted under the 1987 plan were granted at the fair market value of the stock on the date of the grant.

     In May 1995, the shareholders of the Corporation approved the Corporation's 1995 Stock Incentive Plan which provides for a variety of stock-based grants to the Corporation's officers and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The plan is administered by the Compensation Committee of the Board of Directors. The plan provides for the grant of stock options, stock appreciation rights, restricted stock and performance units to eligible officers and key employees of the Corporation. Stock options under the plan must be granted at 100% of the market value of the stock on the date of the grant. The term of such options is determined by the Compensation Committee, but may not be longer than ten years from the date of grant. A total of 215,000 nonstatutory stock options were granted to executive officers in 1996, representing 77% of the total granted. All options granted to executive officers were granted under the following vesting schedule: 20% of the granted options vested on the date of grant in 1996 and 20% vest on each of the succeeding four anniversary dates following the original grant. Stock options granted in 1996 to the five named executive officers are summarized in the Summary Compensation Table under Long-Term Compensation Awards - Options.

     In 1996, Mr. Brown was granted nonstatutory stock options to purchase 71,000 shares of Common Stock under the 1995 Stock Incentive Plan at an exercise price of $8.625, which price was the fair market value of the stock on the date of grant. All options granted to Mr. Brown were granted under a vesting schedule where 20% or 14,200 stock options vested on the date of grant in 1996 and 20% vest on each of the succeeding four anniversary dates following the original grant. Mr. Brown owns 19,962 shares of Common Stock and holds options to purchase an additional 179,000 shares under the 1987 and 1995 plans. The Compensation Committee believes that significant equity interests in the Corporation held by the Corporation's management align the interests of shareholders and management and the Committee considered this in granting additional options to Mr. Brown.

Conclusion
----------

     In 1996, as in previous years, a significant portion of the Corporation's executive compensation was based upon individual, departmental and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of relating executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle, particularly in the long-depressed price periods for a large portion of the Corporation's products, from time to time may result in an imbalance for a particular period. The Compensation Committee adjusts for factors such as these, which are beyond an executive's control, by exercising its qualitative judgment rather than employing strict quantitative formulas.

February 21, 1997                           John E. Clute, Chairman
                                                      Joe Coors Jr.
                                                        Ted Crumley
                                                   Leland O. Erdahl

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)
                  HECLA MINING COMPANY, S&P 500,
                 S&P GOLD MINING AND PEER GROUP(2)



                             [ GRAPH ]



   1. The total return for each of the Corporation, the Peer Group, S&P 500 and the S&P Gold Index assumes that $100 was invested on December 31, 1991, and the reinvestment of dividends on a quarterly basis.

   2. Peer Group: Amax Gold Inc., Battle Mountain Gold Company, Coeur d'Alene Mines Corporation, Echo Bay Mines Ltd., Hemlo Gold Mines Inc., Homestake Mining Company and Pegasus Gold Inc.


                        1991   1992   1993   1994   1995    1996
                       ------ ------ ------ ------ ------  ------
S&P 500 Index          100.00 107.61 118.41 120.01 164.95  202.73
S&P Gold Index         100.00  93.35 170.96 138.11 155.41  154.35
Peer Group             100.00  73.64 133.34 110.05 105.58   86.73
Hecla Mining Company   100.00  70.45 105.68  92.05  62.50   51.14






                       EXECUTIVE COMPENSATION

COMPENSATION FOR 1996

     The following table sets forth information regarding the aggregate compensation for the fiscal years ended December 31, 1994, 1995 and 1996, paid or accrued for (i) the Chief Executive Officer of the Corporation, and (ii) the four most highly paid executive officers of the Corporation.

                   SUMMARY COMPENSATION TABLE(1)

                                         Annual                        Long-
                                    Compensation(2)          Other     Term
                                                             Annual   Compen-
  Name and Principal                                        Compen-   sation
       Position             Year                           sation(3)  Awards
                                       ----------          ---------  ------

                                    Salary       Bonus(4)           Options(5)
Arthur Brown:  Chairman,     1996   $402,500     $  -0-     $52,646    71,000
   President & Chief         1995   $380,625     $  -0-     $44,146    15,000
   Executive Officer         1994   $350,000     $  -0-     $20,062    11,000

J. Gary Childress:           1996   $202,500     $33,000    $17,341    25,500
   Vice President -          1995   $178,667     $18,700    $14,721      -0-
   Industrial Minerals       1994   $157,917     $34,552    $51,544     9,500

Michael B. White:            1996   $164,583     $28,000    $11,526    21,000
   Vice President -          1995   $149,917     $18,600    $ 8,999      -0-
   General Counsel &         1994   $135,834     $ 8,000    $ 5,886     6,500
   Secretary

John P. Stilwell:            1996   $161,667     $35,000    $ 8,630    20,000
   Vice President -          1995   $139,583     $31,300    $ 6,262      -0-
   Chief Financial Officer   1994   $116,667     $  -0-     $ 2,923     6,500
   & Treasurer

George R. Johnson:           1996   $141,725     $13,000    $ 5,883    17,000
   Vice President -          1995   $128,130     $22,000    $ 4,958      -0-
   Metal Mining              1994   $126,130     $  -0-     $ 2,830     5,000

     1. Information for deleted columns is not required, because no compensation was paid by the Corporation that would require disclosure under any such deleted column.
     2. The annual compensation set forth in the table is based upon salaries of the Chief Executive Officer and other named executives established in May of each year for 12-month periods from June 1 to May 31. This table reflects compensation paid to or earned by the executive officers during the fiscal year ending December 31 of each year.
     3. "Other Annual Compensation" for the last fiscal year includes the following for Messrs. Brown, Childress, White, Stilwell and Johnson: (i) matching contributions under the Corporation's Deferred Compensation Plan of $8,856, $3,416, $3,640, $3,347 and $2,038 for each named executive, respectively; (ii) the above market portion of interest accrued under the Corporation's Deferred Compensation Plan of $37,195, $1,819, $3,076, $1,797 and
          $590  on behalf  of  each named  executive, respectively;
          (iii) matching contributions under the Corporation's Capital Accumulation Plan of $1,875, $1,875, $1,859, $1,875 and $1,669 for each named executive, respectively;
          (iv) the dollar value benefit of premium payments for term life insurance coverage of $3,540, $525, $391, $224 and $-0- for each named executive, respectively; (v) the dollar value of use of automobiles owned by the Corporation of $430, $316, $1,670, $1,387 and $1,586 for
          each named executive, respectively; (vi) personal tax service provided by consultants at the expense of the Corporation for Mr. Brown, $750; Mr. Childress, $600; and Mr. White, $890; and (vii) imputed interest of $8,790 on a loan to Mr. Childress.
     4. For 1996, amounts shown represent performance payments pursuant to the Corporation's Performance Payment Plan, described in the narrative Report of the Compensation Committee above. 1996 Performance Payments were delivered on March 3, 1997.
     5. All options granted to the named executives in 1996 were granted under a vesting schedule described in Option Grants in Last Fiscal Year - footnote 1.


                OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                            Potential Realizable
                                                              Value at Assumed
                                                            Annual Rate of Stock
                                                             Price Appreciation
                 Individual Grants                           for Option Term(2)
--------------------------------------------------------------------------------

                               % of
                               Total
                              Options
                              Granted
                                to       Exercise
                             Employees    or Base
                   Options   in Fiscal    Price:  Expiration
     Name          Granted      Year    $/Share      Date       5%      10%
-------------------------------------------------------------------------------
Arthur Brown         71,000     25.54%    $8.625   2/14/06  $ 385,125 $ 975,987
J. Gary Childress    25,500      9.17%    $8.625   2/14/06  $ 138,320 $ 350,531
Michael B. White     21,000      7.55%    $8.625   2/14/06  $ 113,910 $ 288,672
John P. Stilwell     20,000      7.19%    $8.625   2/14/06  $ 108,486 $ 274,926
George R. Johnson    17,000      6.12%    $8.625   2/14/06  $  92,213 $ 233,687

      1. All options granted were coupled with a Tax Offset Bonus which, upon exercise, would approximately equal the federal and state income taxes incurred in exercising the options. 20% of the options were first exercisable on August 15, 1996; 20% vested and were exercisable on February 15, 1997; and 20% shall vest on February 15 on
          each of the  succeeding three  years.   All options  were
          granted with an exercise price equal to the fair market value of the Common Stock on the date of grant.
     2.   The  Potential  Realizable  Value   shown  in  the  table
          represents the maximum gain if held for the full ten-year term at each of the assumed annual appreciation rates. Gains, if any, are dependent upon the actual performance of the Common Stock and the timing of any sale of the Common Stock received upon exercising the options.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                  AND FISCAL YEAR-END OPTION VALUES

     The following table shows information concerning the exercise of stock options during fiscal year 1996 by each of the named executive officers and the fiscal year-end value of unexercised options.

                   Shares
                  Acquired            Number of     Value of
                     on      Value   Unexercised  Unexercised In-
                  Exercise  Realized Options at   the-Money Options
   Name             (#)       ($)    FY-End (#)     at FY-End
-------------------------------------------------------------------
Arthur Brown        -0-       -0-      179,000        -0-
J. Gary Childress   -0-       -0-       35,000        -0-
Michael B. White    -0-       -0-       36,000        -0-
John P. Stilwell    -0-       -0-       33,000        -0-
George R. Johnson   -0-       -0-       24,000        -0-


RETIREMENT PLAN

     The officers of the Corporation participate in the Hecla Mining Company Qualified Retirement Plan (the "Retirement Plan"), which covers substantially all employees of the Corporation, except for certain hourly employees who are covered by separate plans. Contributions to the Retirement Plan, and the related expense or income, are based on general actuarial calculations and, accordingly, no portion of the Corporation's contributions, and related expenses or income, is specifically attributable to the Corporation's officers. The Corporation was not required to make a contribution for 1996. The Corporation also has an unfunded Supplemental Retirement Benefit Plan adopted in November 1985 (the "Supplemental Plan") under which the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, as amended (the "Acts") and the loss, if any, due to a deferral of salary made under the Corporation's Deferred Compensation Plan for Officers and/or the Capital Accumulation Plan will be paid out of the general funds of the Corporation to any employee who may be adversely affected. Under the Acts, the current maximum annual pension benefit payable by the Retirement Plan to any employee is $120,000 subject to specified adjustments. Upon reaching the normal retirement age of 65, each participant is eligible to receive annual retirement benefits in monthly installments for life equal to, for each year of credited service, 1% of final average annual earnings (defined as the highest average earnings of such employee for any 36 consecutive calendar months during the final 120 calendar months of service) up to the applicable covered compensation level (which level is based on the Social Security maximum taxable wage base) and 1 1/2% of the difference, if any, between final average annual earnings and the applicable covered compensation level. The Retirement Plan and Supplemental Plan define earnings for purposes of the plans to be "a wage or salary for services of employees inclusive of any bonus or special pay including gainsharing programs, contract miner's bonus pay, and the equivalent."

     The following table shows estimated aggregate annual benefits under the Retirement Plan and the Supplemental Plan payable upon retirement to a participant who retires in 1996 at age 65 having the years of service and final average annual earnings as specified. The table assumes Social Security covered compensation levels as in effect on January 1, 1997:

Final Average                  Years of Credited Service
Annual Earnings   5       10      15      20       25     30
------------------------------------------------------------------

   100,000       6,767  13,535  20,302   27,070  33,837  40,604
   125,000       8,642  17,285  25,927   34,570  43,212  51,825
   150,000      10,517  21,035  31,552   42,070  52,587  63,104
   175,000      12,392  24,785  37,177   49,570  61,962  74,354
   200,000      14,267  28,535  42,802   57,070  71,337  85,604
   225,000      16,142  32,285  48,427   64,570  80,712  96,854
   250,000      18,017  36,035  54,052   72,070  90,087 108,104
   275,000      19,892  39,785  59,677   79,570  99,462 119,354
   300,000      21,767  43,535  65,303   87,070 108,837 130,604
   325,000      23,642  47,285  70,927   94,570 118,212 141,854
   350,000      25,517  51,035  76,552  102,070 127,587 153,104
   375,000      27,392  54,785  82,177  109,570 136,962 164,354
   400,000      29,267  58,535  87,802  117,070 146,337 175,604
   425,000      31,142  62,285  93,427  124,570 155,712 186,854
   450,000      33,017  66,035  99,052  132,070 165,087 198,104

    Benefits listed in the pension table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 1996, the following executive officers have completed the indicated number of full years of credited service: A. Brown, 29 years; J. G. Childress, 10 years; G. R. Johnson, 13 years; J. P. Stilwell, 11 years; and M. B. White, 16 years.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT ARRANGEMENT AND OTHER MANAGEMENT ARRANGEMENTS

    The Corporation has entered into employment agreements (collectively, the "Agreements") with Messrs. Booth, Brown, Childress, Johnson, Kauffman, Langstaff, Stilwell and White (collectively, the "Executives" and individually, an "Executive").

    The Agreements were recommended to the Board of Directors by the Compensation Committee and were approved by the Board of Directors on the basis of such recommendation. The Agreements, which are substantially identical except for compensation provisions, provide that each of the Executives shall serve in such executive position as the Board of Directors may direct. The Agreements become effective only upon a "Change of Control" of the Corporation (the "Effective Date"). The term of employment under the Agreements is two years from the Effective Date. The Agreements are automatically renewed for an additional year in November of each year unless the Corporation gives notice of nonrenewal 60 days prior to the renewal date. Under the Agreements, a Change of Control of the Corporation is deemed to occur if a person (including a "group" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended the "Exchange Act") becomes the beneficial owner of 20% or more of the voting power of the Corporation or if, as the result of a tender offer, merger, proxy fight or similar transaction, the persons who were previously directors of the Corporation cease to constitute a majority of the Board. The Agreements are intended to ensure that, in the event of a Change of Control, each Executive will continue to receive payments and other benefits equivalent to those he was receiving at the time of a Change of Control for the duration of the term of the Agreement. The Agreements also provide, among other things, that should an Executive's employment be terminated by the Corporation or by the Executive for good reason (other than death, incapacity or misconduct) after the Effective Date of the Agreement, he would receive from the Corporation for the remaining term of his employment, payable in a lump sum, a defined amount generally equivalent to his then annual base salary rate. The Corporation would also maintain such Executive's participation in all benefit plans and programs (or provide equivalent benefits if such continued participation was not possible under the terms of such plans and programs) and pay him the full retirement benefits to which he would have been entitled had his employment not been terminated. An Executive whose employment has terminated would not be required to seek other employment in order to receive the defined benefits. The Agreements also provide that the Corporation will make an additional gross-up payment if necessary to place the Executive in the same after-tax position as if no excise tax were imposed by the Internal Revenue Code. Pursuant to the Agreements between the Corporation and each of its named executive officers, if a Change of Control occurred and the named executive officers were each terminated as of December 31, 1996, the named executive officers would be entitled to the following estimated cash payments pursuant to the Agreements: Mr. Brown, $2,154,408; Mr. Childress, $559,067; Mr. White, $513,424; Mr. Stilwell, $478,315; and Mr.
Johnson, $402,451. The named executive officers would also be entitled to lump-sum payments representing the difference in pension and supplemental retirement benefits to which they would be entitled on (i) the date of actual termination, and (ii) the end of the two-year employment period under the Agreements.

    Mr. J. Gary Childress, Vice President - Industrial Minerals, relocated to the Coeur d'Alene, Idaho, headquarters from the Mayfield, Kentucky, headquarters of Kentucky-Tennessee Clay Company in February 1994. The Corporation offset the substantial differential in housing costs between the two locations by loaning Mr. Childress $150,000 at an interest rate of 5.86%, which is currently outstanding and which is secured by a mortgage on his Idaho residence.

                        SECURITY OWNERSHIP

    The following table presents certain information regarding the number and percentage of the shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange
Act) by each director and executive officer of the Corporation and by all directors and executive officers as a group, as of February 21, 1997. On that date, all of such persons together beneficially owned an aggregate of less than 1% of the outstanding shares of the Corporation's Common Stock. Except as otherwise indicated, the directors and officers have sole voting and investment power with respect to the shares beneficially owned by them. To the Corporation's knowledge, no person or entity owned more than 5% of the Corporation's Common Stock as of February 21, 1997.

                                         Number of Shares
                                          of Common Stock
              Executive Officer,           and Nature of
             Director or Nominee       Beneficial Ownership
      ------------------------------------------------------------
          Arthur Brown  . . . . . . . . .  156,362(1)
          William B. Booth  . . . . . . . . 16,770(1)
          J. Gary Childress   . . . . . . . 19,700(1)
          John E. Clute   . . . . . . . . .  2,300(3)
          Joe Coors Jr.   . . . . . . . . .  2,000(3)
          Ted Crumley   . . . . . . . . . .  1,539(3)
          Leland O. Erdahl  . . . . . . . . 33,575(3)
          George R. Johnson   . . . . . . . 13,800(1)
          Roger A. Kauffman   . . . . . . .  7,386(1)
          Jon T. Langstaff  . . . . . . . . 20,583(1)
          Charles L. McAlpine   . . . . . .  4,000(3)
          Thomas J. O'Neil  . . . . . . . .  1,000(3)
          Jorge E. Ordonez C.   . . . . . .  2,000(3)
          John P. Stilwell  . . . . . . . . 21,105(1)
          Michael B. White  . . . . . . . . 24,018(1)
                                           ----------
          All directors and executive officers
          as a group (15 persons)   . . .  326,138(2)

     1. Includes the following number of shares of Common Stock issuable upon the exercise by the following individuals of currently exercisable options: Mr. Brown, 136,400; Mr. Booth, 16,200; Mr. Childress, 19,700; Mr. Kauffman, 6,000; Mr. Langstaff, 19,500; Mr. Johnson, 13,800; Mr.
          Stilwell, 21,000; and Mr. White, 23,400.
     2. Includes 256,000 shares issuable upon the exercise of currently exercisable options.
     3. Includes the following number of shares credited to each nonemployee director, all of which are held in trust pursuant to the Corporation's Stock Plan for Nonemployee
          Directors: Mr. Clute, 2,000; Mr. Coors, 2,000; Mr. Crumley, 1,539; Mr. Erdahl, 2,000; Mr. McAlpine, 2,000; Mr. O'Neil, 1,000; and Mr. Ordonez, 2,000. Each director disclaims beneficial ownership of all shares held in trust under the stock plan. See Compensation of Directors.

                        APPROVAL OF AUDITORS

    Coopers & Lybrand L.L.P., independent public accountants, have been selected by the Board of Directors as independent auditors for the Corporation for the fiscal year ending December 31, 1997, subject to approval by the shareholders. Coopers & Lybrand L.L.P., or its predecessor firm, has served as independent auditors for the Corporation since 1964. This firm is experienced in the field of mining accounting and is well qualified to act in the capacity of auditors. The selection of this firm was recommended to the Board of Directors by its Audit Committee, composed of Messrs. Erdahl, McAlpine, O'Neil and Ordonez, none of whom is an officer or employee of the Corporation. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting to make a statement if he so desires and to be available to respond to questions from shareholders.

    THE BOARD  OF DIRECTORS RECOMMENDS  A VOTE FOR  APPROVAL OF THE
SELECTION  OF  COOPERS  &   LYBRAND  L.L.P.  AS  THE  CORPORATION'S
INDEPENDENT AUDITORS FOR 1997.

              PROVISIONS OF THE CORPORATION'S BY-LAWS
       WITH RESPECT TO SHAREHOLDER PROPOSALS AND NOMINATIONS
                     FOR ELECTION AS DIRECTORS

    The Corporation's By-Laws establish procedures governing the eligibility of nominees for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders at an Annual Meeting. For nominations or other business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's Annual Meeting; PROVIDED HOWEVER, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, who has not otherwise complied with the rules and regulations under the Exchange Act for the inclusion of a shareholder proposal in the Corporation's proxy materials, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the By-Laws and, if any proposed nomination or business is not in compliance with the By-Laws, to declare that such defective proposal shall be disregarded. The Corporation will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.


           SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    The Corporation will review shareholder proposals intended to be included in the Corporation's proxy materials for the 1997 Annual Meeting of Shareholders which are received by the Corporation at its principal executive offices no later than November 26, 1997, subject to the By-Law provision discussed above. Such proposals must be submitted in writing and should be sent to the attention of the Secretary of the Corporation.

                           ANNUAL REPORT

    The Corporation's Annual Report to Shareholders, including financial statements, for the year ended December 31, 1996 (the "Annual Report"), is being mailed to shareholders with this Proxy Statement. In addition, a shareholder of record may obtain a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Form 10-K"), without cost, upon written request to the Secretary of the Corporation. The Annual Report and the Form 10-K are not part of the proxy solicitation materials for the Annual Meeting.

                           OTHER BUSINESS

    As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the Proxies will be voted thereon in the discretion of the persons acting thereunder.

                             By Order of the Board of Directors

                             Michael B. White
                             Secretary
March 26, 1997

                             HECLA MINING COMPANY
                              6500 Mineral Drive
                        Coeur d'Alene, Idaho 83814-8788

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       ANNUAL MEETING OF SHAREHOLDERS
                                 May 9, 1997



    The undersigned, revoking any previous proxies, hereby appoints ARTHUR BROWN and MICHAEL B. WHITE, and each of them, proxies of the undersigned, with full power of substitution, to attend the Corporation's Annual Meeting of Shareholders on May 9, 1997, and any adjournments or postponements thereof, and there to vote the undersigned's shares on the following matters as described in the Board of Directors Proxy Statement for such Meeting, a copy of which has been received by the undersigned.


                  (Continued and to be signed on reverse side)

                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES
                                      FOR DIRECTOR LISTED IN ITEM 1, AND "FOR" PROPOSAL 2.



1.  ELECTION OF DIRECTORS     FOR all nominees listed at right             WITHHOLD AUTHORITY
                          / / (except as marked to the contrary below)     / / to vote for all nominees listed at right

       Arthur Brown                        John E. Clute               Joe Coors Jr.

       (INSTRUCTION:  To withhold authority to vote for any individual nominee, put a line through that nominee's name.)

2.   PROPOSAL to approve the selection  of Coopers & Lybrand L.L.P. as independent  auditors of the Corporation for the fiscal year ending December 31, 1997.

                / /   FOR                       / /   AGAINST                  / /   ABSTAIN


3.  In  their discretion  on all other  business that  may properly come  before the meeting  or any  adjournment or   adjournments
thereof.


         This proxy will  be voted as specified.   If no specification  is made, this Proxy  will be voted FOR the election  of the three nominees for Directors and FOR the adoption of Proposals 2 and 3.

                                                                  Signature
                                                                            ------------------------------------

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE
PROXY CARD USING THE ENCLOSED ENVELOPE.                           Signature
                                                                            ------------------------------------

                                                                  Date                                    , 1997
                                                                       -----------------------------------


                                                                  Note:  The proxy  must be  signed  exactly as  your name or names
                                                                  appear  on  this  card.    Executors,  administrators,  trustees,
                                                                  partners, etc. should give  full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer(s), who should specify the title(s) of such officer(s).
